Consent of Independent Auditors

We consent to the use of our reports dated February 21, 2006 with respect to the combined financial statements of Viasys Services, Inc. and Viasys Network Services, Inc. as of, and for the year ended October 31, 2005, and the financial statements of Viasys Services, Inc. as of, and for the year ended October 31, 2004, included in the Current Report on Form 8-K/A filed by Charys Holding Company, Inc. dated April 12, 2006.


                                                  VESTAL  &  WILER
                                           Certified  Public  Accountants
Orlando, Florida
April 12, 2006


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